090303

Filed in the office of	Document Number
Barbara K. Cegavske	20170482238-37
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 11/14/2017 12:50 PM
	Entity Number E0445372010-6

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
BODY AND MIND INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
900,000,000 (nine hundred million) shares of common stock, with a par value of $0.0001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
300,000,000 (three hundred million) shares of common stock, with a par value of $0.0001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
The corporation will issue one (1) share of common stock in exchange for every three (3) shares of common stock issued and outstanding.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
Any fractional common share that resulted in the reverse stock split will be rounded down to the nearest whole common share, without any cash consideration.

7. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]
Signature of Officer

CFO
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.